Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of April 21, 2010 and entered into by and among Orleans Homebuilders, Inc., a Delaware corporation (the “Parent”), Greenwood Financial, Inc., a Delaware corporation (the “Master Borrower”) and  certain of the Parent’s subsidiaries party hereto (the “Other Borrowers”) (each of the Parent, the Master Borrower and the Other Borrowers being individually a “Grantor” and collectively the “Grantors”) and Wells Fargo Bank, National Association, as agent  for the Lenders (as defined below) (in such capacity, the “Agent” or the “Secured Party”).

PRELIMINARY STATEMENTS

A.           Pursuant to that certain Amended and Restated Revolving Credit Loan Agreement dated as of December 22, 2004 (the “Original Credit Agreement”), executed by Master Borrower, certain of the other Borrowers, Agent, as successor to Wachovia Bank, National Association, and certain of the Lenders, such Lenders agreed to provide a credit facility to Borrowers on the terms and conditions contained in the Original Credit Agreement.

B.           Pursuant to that certain Amended and Restated Revolving Credit Loan Agreement dated as of January 24, 2006 (as amended prior to the date hereof, the “Amended Credit Agreement”), executed by the Master Borrower, certain of the other Borrowers, Agent and certain of the Lenders, such Lenders agreed to amend and restate the Original Credit Agreement on the terms and conditions contained in the Amended Credit Agreement.

C.           Pursuant to that certain Second Amended and Restated Revolving Credit Loan Agreement dated as of September 30, 2008 (as amended prior to the date hereof, the “Pre-Petition Credit Agreement”), executed by Master Borrower, certain of the other Borrowers, Agent and certain of the Lenders (the “Pre-Petition Lenders”), such Pre-Petition Lenders agreed to amend and restate the Amended Credit Agreement on the terms and conditions contained in the Pre-Petition Credit Agreement.

D.           The Pre-Petition Credit Agreement matured on December 20, 2009 and the Borrowers thereunder were unable to repay the Pre-Petition Balance at such time.

E.           Certain Borrowers and the Parent requested, and Agent and Pre-Petition Lenders agreed, to enter into a limited waiver on December 18, 2009 to provide the parties until February 12, 2010 to establish the terms and conditions under which the Agent and Pre-Petition Lenders might extend the maturity of the Pre-Petition Credit Agreement and no such agreement was reached.

F.           On March 1, 2010 (the “Petition Date”), the Grantors each filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code which are being jointly administered under Case No. 10-10684 (collectively, the “Bankruptcy Cases”) and are pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

G.           On March 3, 2010 (the “Interim Order Date”), the Bankruptcy Court entered that certain Interim Order Pursuant to Bankruptcy Code Section 105, 361, 362, 363, 364 and 507 and Bankruptcy Rules 2002, 4001 and 9014 (I) Authorizing the Borrowers (A) to obtain Post-Petition Financing and (B) to use Cash Collateral and (II) Granting (A) Adequate Protection to Pre-Petition Secured Parties and (B) Related Relief (together with all exhibits and schedules thereto, collectively, the “Interim Order”), which among other things approved certain interim financing pursuant to the terms and conditions of the term sheet (the “Term Sheet”) and letter agreement (the “Letter Agreement”, together with the Interim Order and the Term Sheet, the “Interim Loan Documents”).

H.           Pursuant to that certain Debtor-in-Possession Loan Agreement made as of the date hereof (as amended, restated, supplemented, extended or otherwise modified from time to time, the “Credit Agreement”) by and among the Grantors, as borrowers, the lenders party thereto (the “Lenders”) and the Agent, the Agent and Lenders  have agreed to make available to the Borrowers certain credit facilities to be used for the purposes specified in the Credit Agreement and to amend and restate the Interim Loan Documents (as defined below).   Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

I.           The Borrowers desire secure all of the Indebtedness under the Credit Agreement and under the other Loan Documents with a first priority Lien on all of its real, personal and mixed property.

J.           It is a condition precedent to the Agent and the Lenders entering into the Credit Agreement that the Grantors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and in order to induce the Agent and the Lenders to enter into the Credit Agreement and the other Loan Documents and to make certain financial accommodations thereunder, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with Secured Party as follows:

SECTION 1.      Grant of Security.

Each Grantor hereby collaterally assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Grantor’s right, title and interest in and to all of the personal property of such Grantor (other than Avoidance Actions (as defined in the Credit Agreement)), in each case whether now or hereafter existing, whether tangible or intangible, whether now owned or hereafter acquired, wherever the same may be located and whether or not subject to the UCC, including all Assigned Agreements and the following (the “Collateral”):

(a)           all Accounts;

(b)           all Chattel Paper;

(c)          all Money and all Deposit Accounts, together with all amounts on deposit from time to time in such Deposit Accounts, including without limitation those Deposit Accounts set forth on Schedule 11 annexed hereto;

(d)          all Documents;

(e)          all General Intangibles, including all intellectual property, Payment Intangibles and Software;

(f)           all Goods, including Inventory, Equipment  and Fixtures;

(g)          all Instruments;

(h)          all Investment Property;

(i)           all Letter-of-Credit Rights and other Supporting Obligations;

(j)           all Records, including without limitation, all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the foregoing or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(k)          all Commercial Tort Claims, including those set forth on Schedule 1 annexed hereto;

(l)           all federal and state income tax refunds received by, or payable to, Grantors in each case after the date hereof (collectively, the “Refund Collateral”);

(m)         all life insurance policies, including without limitation those set forth on Schedule 12 annexed hereto(collectively, the “Life Insurance Collateral”);

(n)          all development credits, including without limitation those set forth on Schedule 13 annexed hereto (collectively, the “Development Credit Collateral”); and

(o)          all Proceeds and Accessions with respect to any of the foregoing Collateral.

Each category of Collateral set forth above shall have the meaning set forth in the UCC (to the extent such term is defined in the UCC), it being the intention of each Grantor that the description of the Collateral set forth above be construed to include the broadest possible range of assets.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor’s rights or interests in or under, any license, contract, permit, Instrument, Security or franchise or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, permit, Instrument, Security or franchise, result in a breach of the terms of, or constitute a default under, such license, contract, permit, Instrument, Security or franchise (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision the Collateral shall include, and each Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

In the event that any asset of any Grantor is excluded from the Collateral by virtue of the foregoing paragraph, such Grantor agrees to use all reasonable efforts to obtain all requisite consents to enable such Grantor to provide a security interest in such asset pursuant hereto as promptly as practicable.

SECTION 2.       Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all obligations and liabilities of every nature of each Obligor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents, together with all amendments, restatements, modifications or extensions or renewals thereof, whether for principal, interest, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party as a preference, fraudulent transfer or otherwise, and all obligations of every nature of each Grantor now or hereafter existing under this Agreement (all such obligations of each Grantor, collectively, being the “Secured Obligations”).

Without limiting the foregoing, the parties hereto acknowledge that the assignment of any Pledged Equity consisting of Pennsylvania limited partnership interests by any Grantor to Secured Party pursuant to this Agreement is an assignment of economic rights only, and in accordance with Section 8562 of the Pennsylvania Revised Uniform Limited Partnership Act (15 Pa. C.S. § 8562) and any such assignment entitles the Secured Party solely to share in such profits and losses, to receive such distributions and to receive such allocations of income, gain, loss, deduction, or credit or similar items to which such Grantor is entitled, to the extent assigned, and does not entitle Secured Party to become, nor shall Secured Party be liable as, a partner in the partnership solely as a result of this Agreement.

SECTION 3.       Grantor Remains Liable.

Anything contained herein to the contrary notwithstanding, (a) the Grantors shall remain jointly and severally liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release the Grantors from any of their duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of the Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4.      Representations and Warranties.

Except as may be disclosed on a Schedule hereto (or a supplement delivered in connection with Collateral acquired after the date hereof), each Grantor represents and warrants as follows:

(a)          Ownership of Collateral.  Except for the security interest created by this Agreement, Permitted Liens and Liens permitted by the Credit Agreement, each Grantor owns its interests in the Collateral free and clear of any Lien.  Except as may have been filed in favor of Secured Party relating to this Agreement or permitted under the Credit Agreement and Loan Documents, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, including the PTO and the Copyright Office.

(b)          Perfection.  The security interests in the Collateral granted to Secured Party for the benefit of itself and the Lenders hereunder and pursuant to the Final Order constitute valid security interests in the Collateral, securing the payment of the Secured Obligations and is perfected pursuant to the Final Order.

(c)          Office Locations; Type and Jurisdiction of Organization.  Each Grantor’s name as it appears in official filings in the jurisdiction of its organization, such Grantor’s type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization, principal place of business, chief executive office, office where such Grantor keeps its Records regarding the Accounts, Intellectual Property Collateral and originals of Chattel Paper, and organization number provided by the applicable government authority of the jurisdiction of organization are set forth on Schedule 3 annexed hereto.  All of the Equipment and Inventory (other than Inventory consisting of real property) is located at the places set forth on Schedule 4 annexed hereto, except for Inventory which, in the ordinary course of business, is in transit either (i) from a supplier to any Grantor, (ii) between the locations set forth on Schedule 4 hereto, or (iii) to customers of any Grantor.

(d)          Names.  No Grantor (or predecessor by merger or otherwise of such Grantor) has, within the six (6) months preceding the date hereof, had a different name from the name of such Grantor listed on the signature pages hereof, except as set forth on Schedule 5 annexed hereto.

(e)          Delivery of Certain Collateral.  All certificates or Instruments (excluding checks) evidencing, comprising or representing the Collateral have been delivered to Secured Party duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank.

(f)           Security Interests. The security interests in the Collateral granted hereunder constitute valid security interests in the Collateral, securing payment of the Secured Obligations.

(g)          Securities Collateral.  All of the Pledged Subsidiary Equity set forth on Schedule 6 annexed hereto has been duly authorized and validly issued and is fully paid and non-assessable; all of the Pledged Subsidiary Debt has been duly authorized and is the legally valid and binding obligation of the issuers thereof and is not in default; there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Subsidiary Equity; Schedule 6 annexed hereto sets forth all of the Equity Interests and the Pledged Equity owned by each Grantor, and the percentage ownership in each issuer thereof; and Schedule 7 annexed hereto sets forth all of the Pledged Debt (other than Pledged Subsidiary Debt) owned by each Grantor.

(h)          Intellectual Property Collateral.  A true and complete list of all Trademark Registrations and registration applications for any Trademark owned, held (whether pursuant to a license or otherwise) or used by each Grantor, in whole or in part, is set forth on Schedule 8 annexed hereto; a true and complete list of all Patents owned, held (whether pursuant to a license or otherwise) or used by each Grantor, in whole or in part, is set forth on Schedule 9 annexed hereto; a true and complete list of all Copyright Registrations and registration applications for Copyright Registrations held (whether pursuant to a license or otherwise) by each Grantor, in whole or in part, is set forth on Schedule 10 annexed hereto; and after reasonable inquiry, no Grantor is aware of any pending or threatened claim by any third party that any of the Intellectual Property Collateral owned, held or used by any Grantor is invalid or unenforceable.

(i)           Deposit Accounts, Securities Accounts, Commodity Accounts.  Schedule 11 annexed hereto lists all Deposit Accounts, Securities Accounts and Commodity Accounts owned by each Grantor, and indicates the institution or intermediary at which the account is held and the account number.

(j)           Chattel Paper.  No Grantor has an interest in any Chattel Paper.

(k)          Letter-of-Credit Rights.  No Grantor an interest in any Letter-of-Credit Rights.

(l)           Documents.  No negotiable Documents are outstanding with respect to any of the Inventory.

(m)         Assigned Agreements.  Each Assigned Agreement is in full force and effect and is enforceable against the parties thereto in accordance with its terms.

(n)          Development Credit Collateral.  All certificates evidencing or representing the Development Credit Collateral have been delivered to Secured Party duly endorsed by the appropriate Grantor in accordance with requirements of the issuer of such certificate evidencing such Development Credit Collateral.

(o)         Life Insurance Collateral Assignment.  Each document necessary to collaterally assign the Life Insurance Collateral to the Secured Party has been delivered to the Secured Party duly endorsed by the appropriate Grantor in accordance with the requirements of the issuer of such Life Insurance Collateral.

(p)         Motor Vehicles.  No Grantor owns any motor vehicles, except as set forth on Schedule 15 annexed hereto, which lists each motor vehicle by model, model year, jurisdiction of registration and vehicle identification number.

The representations and warranties as to the information set forth in Schedules referred to herein are made as of the date hereof except that, in the case of a Pledge Supplement, IP Supplement or notice delivered pursuant to Section 5(d) hereof, such representations and warranties are made as of the date of such supplement or notice.

SECTION 5.      Further Assurances.

(a)         Generally.  Each Grantor agrees that from time to time, at the expense of the Grantors, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor will:  (i) notify Secured Party in writing of receipt by any Grantor of any interest in Chattel Paper and, at the request of Secured Party, mark conspicuously each item of Chattel Paper and each of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) deliver to Secured Party all promissory notes and other Instruments and, at the request of Secured Party, all original counterparts of Chattel Paper, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) (A) execute (if necessary) and file (if requested by the Secured Party) such financing or continuation statements, or amendments thereto, (B) execute and deliver, and cause to be executed and delivered, agreements establishing that Secured Party has control of Deposit Accounts and Investment Property of Grantor, (C) deliver such instruments, notices, records, documents and consents, and take such other actions, necessary to establish that Secured Party has control over electronic Chattel Paper and Letter-of-Credit Rights of Grantor and (D) deliver such other instruments or notices, in each case, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) deliver to Secured party all executed documents necessary or desirable to collaterally assign the Life Insurance Collateral and pledge the Development Credit Collateral to the Secured Party, (v) furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail, (vi) promptly after the acquisition by Grantor of any item of Equipment that is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (vii) within thirty (30) days after the end of each calendar quarter, deliver to Secured Party copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby, (viii) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, (ix) at Secured Party’s request, appear in and defend any action or proceeding that may affect any Grantor’s title to or Secured Party’s security interest in all or any part of the Collateral, (x) use commercially reasonable efforts to obtain any necessary consents of third parties to the creation and perfection of a security interest in favor of Secured Party with respect to any Collateral, (xi) subject to the provisions of Section 12(h), execute and deliver, and cause to be executed and delivered, all federal and state tax forms establishing that the Secured Party has (A) a security interest in the Refund Collateral, (B) the Secured Party or its designee has the right to directly receive payments from the federal government or any state government with respect to such Refund Collateral, and (C) the right to endorse any instruments of payment drawn on the United States Treasury, or any equivalent state government agency (these forms shall include, but are not limited to, IRS Form 2848, Power of Attorney and Declaration of Representative Department of Treasury Form 234,  General Power of Attorney By a Corporation For the Collection of Certain Checks Drawn on the United States Treasury and any equivalent forms issued by any state taxing agency), (xii) provide Secured Party with any documentation deemed necessary by Secured Party to allow Secured Party to receive payments with respect to the Refund Collateral in compliance with the Federal Anti-Assignment Act (31 U.S.C. §3727), (xiii) refrain from authorizing any person other than Secured Party or its designee to directly receive payment from the federal government or any state government with respect ot the Refund Collateral or to endorse any instruments of payment drawn on the United States Treasury or any equivalent state government agency, and (xiv) revoke any existing powers of attorney authorizing any person other than Secured Party or its designee to directly receive payments from the federal government or any state government with respect to the Refund Collateral or to endorse any instruments of payment drawn on the United States Treasury or any equivalent state government agency.  Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral (including any financing statement indicating it covers “all assets” or “all personal property” of each Grantor) without the signature of any Grantor.

(b)          Securities Collateral.  Without limiting the generality of the foregoing Section 5(a), each Grantor agrees that (i) all certificates or Instruments representing or evidencing the Securities Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Secured Party and (ii) it will, upon obtaining any additional Equity Interests or Indebtedness, promptly (and in any event within five (5) Business Days) deliver to Secured Party a Pledge Supplement, duly executed by such Grantor, in respect of such additional Pledged Equity or Pledged Debt; provided, that the failure of such Grantor to execute a Pledge Supplement with respect to any additional Pledged Equity or Pledged Debt shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.  Upon each such acquisition, the representations and warranties contained in Section 4(f) hereof shall be deemed to have been made by each Grantor acquiring such Pledged Equity or Pledged Debt as to such Pledged Equity or Pledged Debt, whether or not such Pledge Supplement is delivered.

(c)          Intellectual Property Collateral.  Each Grantor shall promptly notify Secured Party in writing of any rights to any registered Intellectual Property Collateral acquired by such Grantor after the date hereof.  Promptly after the filing of an application for any Trademark Registration, Patent or Copyright Registration, each Grantor so filing an application shall execute and deliver to Secured Party an IP Supplement, and submit a Grant for recordation with respect thereto in the PTO or Copyright Office, as applicable; provided, the failure of any Grantor to execute an IP Supplement or submit a Grant for recordation with respect to any additional Intellectual Property Collateral shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.  Upon delivery to Secured Party of an IP Supplement, Schedules 8, 9 and 10 annexed hereto and Schedule A to each Grant, as applicable, shall be deemed modified to include reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral set forth on Schedule A to such IP Supplement.  Upon each such acquisition, the representations and warranties contained in Section 4(h) hereof shall be deemed to have been made by the Grantor acquiring such Intellectual Property as to such Intellectual Property Collateral, whether or not such IP Supplement is delivered.

(d)         Commercial Tort Claims.  No Grantor has any Commercial Tort Claims as of the date hereof, except as set forth on Schedule 1 annexed hereto.  In the event that any Grantor shall at any time after the date hereof have any Commercial Tort Claims, such Grantor shall promptly notify Secured Party thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such Commercial Tort Claim and (ii) constitute an amendment to this Agreement by which such Commercial Tort Claim shall constitute part of the Collateral.

SECTION 6.      Certain Covenants of Grantor.

Each Grantor shall:

(a)           not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(b)           give Secured Party at least thirty (30) days’ prior written notice of any change in such Grantor’s name, identity or corporate structure;

(c)           give Secured Party at least thirty (30) days’ prior written notice of any reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Grantor;

(d)           if Secured Party gives value to enable any Grantor to acquire rights in or the use of any Collateral, use such value for such purposes;

(e)           keep correct and accurate Records of Collateral at the locations described in Schedule 3 annexed hereto;

(f)           permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such Records, and each Grantor agrees to render to Secured Party, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto;

(g)           subject to any required Bankruptcy Court approval, pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against, the Collateral expect to the extent the validity theroef is being contested in good faith and except for Permitted Liens; provided that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment; and

(h)          upon receipt of any Refund Collateral, prepay the Loans in accordance with Section 2.10(b)(iii) of the Credit Agreement.

SECTION 7.      Special Covenants With Respect to Equipment and Inventory.

Each Grantor shall:

(a)           if any Inventory is in possession or control of any of any Grantor’s agents or processors, and in any event upon the occurrence of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party;

(b)           if any Inventory is located on premises leased by any Grantor, deliver to Secured Party a fully executed Collateral Access Agreement as required by the Credit Agreement;

(c)           promptly upon the issuance and delivery to any Grantor of any negotiable Document, deliver such Document to Secured Party; and

(d)          at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of Section 6.6 of the Credit Agreement.

SECTION 8.      Special Covenants with respect to Accounts, Assigned Agreements and certain Collateral.

(a)           Each Grantor shall, for not less than three (3) years from the date on which each Account of such Grantor arose, maintain (i) complete Records of such Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

(b)          Except as otherwise provided in this subsection (b), each Grantor shall, in accordance with sound business practices, continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts.  In connection with such collections, each Grantor may take (and upon the occurrence and during the continuance of an Event of Default, at Secured Party’s direction, shall take) such action as such Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to (i) notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party, (ii) notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party, (iii) enforce collection of any such Accounts at the expense of the Grantors and (iv) adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  After receipt by any Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (A) all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 17 hereof, and (B) such Grantor shall not, without the written consent of Secured Party, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

(c)          Each Grantor shall at its expense:

(i)           if consistent with sound business practices, perform and observe all terms and provisions of the Assigned Agreement, Life Insurance Collateral and Development Credit Collateral  to be performed or observed by it, maintain such Collateral in full force and effect, enforce the such Collateral in accordance with their terms, and take all such action to such end as may be from time to time requested by Secured Party; and

(ii)           upon request of Secured Party, (A) furnish to Secured Party, promptly upon receipt thereof, copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreement, Life Insurance Collateral and Development Credit Collateral and from time to time such information and reports regarding such  Collateral as Secured Party may reasonably request and (B) make to the parties to such Collateral such demands and requests for information and reports for action as such Grantor is entitled to make under such Collateral.

(d)           Upon the occurrence and during the continuance of an Event of Default, no Grantor shall (i) cancel or terminate any of the Assigned Agreement, Life Insurance Collateral or Development Credit Collateral or consent to or accept any cancellation or termination thereof; (ii) amend or otherwise modify such Collateral or give any consent, waiver or approval thereunder; (iii) waive any default under or breach of such Collateral; (iv) consent to or permit or accept any prepayment of amounts to become due under or in connection with such Collateral, except as expressly provided therein; or (v) take any other action in connection with such Collateral that could reasonably be expected to materially impair the value of the interest or rights of such Grantor thereunder or that could reasonably be expected to materially impair the interest or rights of Secured Party.

SECTION 9.      Special Covenants With Respect to the Securities Collateral.

(a)           Form of Securities Collateral.  Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Securities Collateral for certificates or instruments of smaller or larger denominations.  If any Securities Collateral is not a security pursuant to Section 8-103 of the UCC, Grantor shall not take any action that, under such Section, converts such Securities Collateral into a security without causing the issuer thereof to issue to it certificates or instruments evidencing such Securities Collateral, which it shall promptly deliver to Secured Party as provided in this Section 9(a).

(b)          Covenants.  Each Grantor shall (i) not, except as expressly permitted by the Credit Agreement or Loan Documents, permit any issuer of Pledged Subsidiary Equity to merge or consolidate unless all the outstanding Equity Interests of the surviving or resulting Person are, upon such merger or consolidation pledged hereunder, and no cash, securities or other property is distributed in respect of the outstanding Equity Interests of any other constituent corporation; (ii) cause each issuer of Pledged Subsidiary Equity not to issue Equity Interests in addition to or in substitution for the Pledged Subsidiary Equity issued by such issuer, except to such Grantor; (iii) immediately upon its acquisition (directly or indirectly) of any Equity Interests, including additional Equity Interests in each issuer of Pledged Equity comply with Section 5(b); (iv) immediately upon issuance of any and all Instruments or other evidences of additional Indebtedness from time to time owed to such Grantor by any obligor on the Pledged Debt, comply with Section 5; (v) promptly deliver to Secured Party all written notices received by it with respect to the Securities Collateral and consistent with sound business practices; (vi) at its expense (A) perform and comply in all material respects with all terms and provisions of any agreement related to the Securities Collateral required to be performed or complied with by it, (B) maintain all such agreements in full force and effect and (C) enforce all such agreements in accordance with their terms; and (vii), at the request of Secured Party, promptly execute and deliver to Secured Party an agreement providing for control by Secured Party of all Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of such Grantor.

(c)          Voting and Distributions.  So long as no Event of Default shall have occurred and be continuing, (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement, the Credit Agreement or the Loan Documents; provided, such Grantor shall not exercise or refrain from exercising any such right if Secured Party shall have notified such Grantor that, in Secured Party’s judgment, such action would have a material adverse effect on the value of the Securities Collateral or any part thereof; and (ii) such Grantor shall be entitled to receive and retain any and all dividends, other distributions, principal and interest paid in respect of the Securities Collateral.

Upon the occurrence and during the continuation of an Event of Default, (x) upon written notice from Secured Party to any Grantor, all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; (y) all rights of such Grantor to receive the dividends, other distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends, other distributions, principal and interest payments; and (z) all dividends, principal, interest payments and other distributions which are received by such Grantor contrary to the provisions of clause (y) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and shall forthwith be paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsements).

In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (I) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request, and (II) without limiting the effect of clause (I) above, each Grantor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including giving or withholding written consents of holders of Equity Interests, calling special meetings of holders of Equity Interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations, the cure of such Event of Default or waiver thereof as evidenced by a writing executed by Secured Party.

SECTION 10.    Special Covenants With Respect to the Intellectual Property Collateral.

(a)          Each Grantor shall:

(i)           use reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, any Grantor’s rights and interests in any property included within the definitions of any Intellectual Property Collateral acquired under such contracts;

(ii)           take any and all reasonable steps to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including, without limitation, where appropriate entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents; and

(iii)         use a commercially appropriate standard of quality (which may be consistent with such Grantor’s past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks.

(b)          Except as otherwise provided in this Section 10, each Grantor shall, in accordance with sound business practices, continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof.  In connection with such collections, each Grantor may take (and upon the occurrence and during the continuance of an Event of Default, at Secured Party’s direction, shall take) such action as such Grantor or Secured Party may deem reasonably necessary or advisable to enforce collection of such amounts; provided, Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  After receipt by any Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence and upon the occurrence and during the continuance of any Event of Default, (i) all amounts and proceeds (including checks and Instruments) received by such Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 17 hereof, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(c)          Each Grantor shall have the duty diligently, through counsel reasonably acceptable to Secured Party, to prosecute, file and/or make, unless and until such Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application for registration relating to any of the Intellectual Property Collateral owned, held or used by such Grantor and set forth on Schedules 8, 9 or 10 annexed hereto, as applicable, that is pending as of the date of this Agreement, (ii) any Copyright Registration on any existing or future unregistered but copyrightable works (except for works of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration), (iii) any application on any future patentable but unpatented innovation or invention comprising Intellectual Property Collateral, and (iv) any Trademark opposition and cancellation proceedings, renew Trademark Registrations and Copyright Registrations and do any and all acts which are necessary or desirable to preserve and maintain all rights in all Intellectual Property Collateral.  Any expenses incurred in connection therewith shall be borne solely by the Grantors.  Subject to the foregoing, each Grantor shall give Secured Party prior written notice of any abandonment of any Intellectual Property Collateral.

(d)          Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are necessary to protect the Intellectual Property Collateral.  Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in the PTO, the Copyright Office or any federal, state, local or foreign court) or regarding such Grantor’s ownership, right to use, or interest in any Intellectual Property Collateral.  Each Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party.

(e)          In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuance of an Event of Default, hereby assigns, transfers and conveys to Secured Party the nonexclusive right and license to use all Trademarks, tradenames, Copyrights, Patents or technical processes (including, without limitation, the Intellectual Property Collateral) owned or used by such Grantor that relate to the Collateral, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral.  This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise.  Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor.  If and to the extent that any Grantor is permitted to license the Intellectual Property Collateral, Secured Party shall promptly enter into a non-disturbance agreement or other similar arrangement, at such Grantor’s request and expense, with such Grantor and any licensee of any Intellectual Property Collateral permitted hereunder in form and substance reasonably satisfactory to Secured Party pursuant to which (i) Secured Party shall agree not to disturb or interfere with such licensee’s rights under its license agreement with such Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to it is subject to the security interest created in favor of Secured Party and the other terms of this Agreement.

SECTION 11.    Collateral Account.

Secured Party is hereby authorized to establish and maintain at its office at 201 S. College Street, 8th Floor, Charlotte, NC  28288-5708 as a blocked account under the sole dominion and control of Secured Party, one or more restricted Deposit Accounts designated as “Orleans Collateral Account”.  All amounts at any time held in the Collateral Accounts shall be beneficially owned by the Grantors but shall be held in the name of Secured Party hereunder, as collateral security for the Secured Obligations upon the terms and conditions set forth herein.  Grantors shall have no right to withdraw, transfer or, except as expressly set forth herein, in the Credit Agreement or in the Loan Documents, otherwise receive any funds deposited into the Collateral Account.  Anything contained herein to the contrary notwithstanding, the Collateral Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or government authority, as may now or hereafter be in effect.  All deposits of funds in the Collateral Accounts shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of the Grantors) of immediately available funds, in each case addressed in accordance with instructions of Secured Party.  Grantors shall, promptly after initiating a transfer of funds to the Collateral Accounts, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit.  Cash held by Secured Party in the Collateral Accounts shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement, the Credit Agreement or the Loan Documents.  To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Accounts shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms.  Subject to Secured Party’s rights hereunder, any interest earned on deposits of cash in the Collateral Accounts shall be deposited directly in, and held in, the Collateral Accounts.

SECTION 12.    Secured Party Appointed Attorney-in-Fact.

Each Grantor hereby irrevocably appoints Secured Party as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

(a)           upon the occurrence and during the continuance of an Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to Section 7;

(b)           upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)           upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clauses (a) and (b) above;

(d)           upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce or protect the rights of Secured Party with respect to any of the Collateral;

(e)           to pay or discharge taxes or Liens (other than taxes not required to be discharged, Permitted Liens and Liens permitted under the Credit Agreement levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Grantor to Secured Party, due and payable immediately without demand;

(f)           upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral;

(g)           upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and the Grantors’ expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as any Grantor might do; and

(h)           upon the occurrence and during the continuance of an Event of Default, to file with the Internal Revenue Service and the United States Department of Treasury and any equivalent state agency, executed powers of attorney provided by Grantors in accordance with Section 5 of this Agreement.

SECTION 13.    Secured Party May Perform.

If any Grantor fails to perform any agreement contained herein, Secured Party may, if such agreement is not performed by Grantor within ten (10) days after written notice of such failure is given by Secured Party to such Grantor, itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable, jointly and severally, by the Grantors under Section 18(b).

SECTION 14.    Standard of Care.

The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

SECTION 15.    Remedies.

(a)           Generally.  If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral or books and records related to the Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of such Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, (vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account constituting part of the Collateral maintained with Secured Party or any Lender and provide instructions directing the disposition of funds in Deposit Accounts not maintained with Secured Party or any Lender, (vii) provide entitlement orders with respect to Security Entitlements and other Investment Property constituting a part of the Collateral and, without notice to any Grantor, transfer to or  register in the name of Secured Party or any of its nominees any or all of the Securities Collateral and (viii) take all action necessary to receive payments from the federal and any state government with respect to the Refund Collateral, and exercise any and all authority granted by Department of Treasury Form 234, General Power of Attorney By a  Corporation For the Collection of Certain Checks Drawn on the United States Treasury, and any equivalent forms issued by any state taxing authority.  Secured Party or any Lender may be the purchaser of any or all of the Collateral at any such sale and Secured Party or such Lender shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 15 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against each Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

(b)         Securities Collateral.

(i)           Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration of any rights granted to Secured Party by Grantor pursuant hereto, each Grantor agrees that any such private placement shall not be deemed, in and of itself, to be commercially unreasonable and that Secured Party shall have no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If Secured Party determines to exercise its right to sell any or all of the Securities Collateral, upon written request, each Grantor shall and shall cause each issuer of any Securities Collateral to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the amount of Securities Collateral that may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(ii)           Upon the occurrence and during the continuation of an Event of Default, (x) upon written notice from Secured Party to any Grantor, all rights of such Grantor to receive the allocations, distributions and other payments in respect of the Assigned Interest to which it would otherwise be entitled shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such allocation, distributions and other payments; and (y) all allocations, distributions and other payments which are received by Grantor contrary to the provisions of clause (x) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor and shall forthwith be paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsements).

(c)         Collateral Accounts. If an Event of Default has occurred and is continuing, any amounts on deposit in the Collateral Accounts shall be held by Secured Party and applied, pursuant to Section 17.

SECTION 16.    Additional Remedies for Intellectual Property Collateral.

(a)           Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) Secured Party shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Secured Party or otherwise, to enforce any Intellectual Property Collateral, in which event such Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and the Grantors shall promptly, upon demand, reimburse and indemnify Secured Party as provided in Section 18 hereof, in connection with the exercise of its rights under this Section 16, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others and for that purpose agrees to use its commercially reasonable judgment in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from Secured Party, each Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property Collateral; and (iv) within five (5) Business Days after written notice from Secured Party, each Grantor shall make available to Secured Party, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ as Secured Party may reasonably designate, by name, title or job responsibility, to permit Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Registrations and Trademark Rights, such persons to be available to perform their prior functions on Secured Party’s behalf and to be compensated by Secured Party at theGrantors’ expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

(b)           If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Secured Party of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Secured Party shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided, after giving effect to such reassignment, Secured Party’s security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Secured Party and other Liens permitted by this Agreement, the Credit Agreement and the Loan Documents.

SECTION 17.    Application of Proceeds.

Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in accordance with Section 10.4 of the Credit Agreement.

SECTION 18.    Indemnity and Expenses.

(a)           Grantors agree to jointly and severally indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party’s or such Lender’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction and except for any breach of this Agreement by Secured Party or any Lender or failure of Secured Party or any Lender to comply with the requirements of the UCC imposed upon a Secured Party under Secured Party’s control in connection with the enforcement of this Agreement.

(b)           The Grantors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses, including the fees and expenses of counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party and Lenders hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

(c)           The obligations of Grantors in this Section 18 shall survive (i) the termination of this Agreement and the discharge of Grantor’s other obligations under this Agreement, the Credit Agreement and the Loan Documents.

SECTION 19.    Continuing Security Interest; Termination and Release.

(a)           This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations, (ii) be binding upon each Grantor and its successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), Secured Party may assign or otherwise transfer any Note held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Secured Party herein or otherwise.

(b)           Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors.  Upon any such termination Secured Party will, at Grantors’ expense, execute and deliver to the Grantors such documents as Grantors shall reasonably request to evidence such termination.

SECTION 20.     Amendments; Etc.

No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by each Grantor.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 21.     Notices.

Any notice or other communication herein required or permitted to be given in accordance with Section 12.10 of the Credit Agreement.

SECTION 22.     Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 23.     Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 24.     Rules of Construction.

Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References to “Section” shall be to a Section of this Agreement unless otherwise specifically provided.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.  The use in this Agreement of the words “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 25.     Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE COMMONWEALTH OF PENNSYLVANIA, IN WHICH CASE THE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN, OR THE REMEDIES WITH RESPECT TO, SUCH PARTICULAR COLLATERAL.

SECTION 26.     Consent to Jurisdiction and Service of Process.

IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP EVIDENCED HEREBY, THE GRANTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND ANY APPROPRIATE COURT ON APPEAL THERE FROM.  GRANTORS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE GRANTORS HEREBY WAIVE ANY OBJECTION WHICH THE GRANTORS MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS.  THE GRANTORS HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND ANY OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT, AND ANY OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE GRANTORS IN ACCORDANCE WITH SECTION 21 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE PROVIDING OF NOTICE IN ACCORDANCE WITH THE TERMS HEREOF.  NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHTS OF AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY SECURED PARTY OR ANY LENDER OF ANY CLAIM, JUDGMENT OR ORDER OBTAINED IN SUCH FORUM, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT OR OTHERWISE TO ENFORCE SAME, IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

SECTION 27.     Waiver of Jury Trial.

THE GRANTORS AND THE SECURED PARTY, AFTER CONSULTATION WITH THEIR RESPECTIVE COUNSEL, EACH HEREBY WAIVE ANY RIGHT WHICH THEY MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) COMMENCED BY OR AGAINST THEM OR ANY OF THEM IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR IN ANY WAY PERTAINING TO THE RELATIONSHIPS EVIDENCED BY THIS AGREEMENT.

SECTION 28.    Counterparts.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 29.    Definitions.

(a)           Each capitalized term utilized in this Agreement that is not defined in the Credit Agreement in this Agreement, but that is defined in the UCC, including the categories of Collateral listed in Section 1 hereof, shall have the meaning set forth in Articles 1, 8 or 9 of the UCC.

(b)           In addition, the following terms used in this Agreement shall have the following meanings:

“Assigned Agreements” means the agreements set forth on Schedule 14 annexed hereto, as each such agreement may be amended, restated, supplemented or otherwise modified from time to time, including without limitation, (a) all rights of the Grantors to receive moneys due or to become due under or pursuant to the Assigned Agreements, (b) all rights of Grantor to receive proceeds of any Supporting Obligations with respect to the Assigned Agreements, (c) all claims of each Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (d) all rights of the Grantors to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance, and otherwise exercise all remedies thereunder.

“Assigned Interest” means all rights of any Grantor to received allocations, distributions and any other monies in respect of Pledged Equity consisting of such Grantor’s limited partnership interest certain Pennsylvania limited partnerships, including, without limitation, (a)  all claims of such Grantor for damages arising out of any breach of or default by the general partner or the limited partnership with respect to such the Assigned Interest, and (b) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options, to perform and to compel performance, and otherwise exercise all remedies of such Grantor with respect to, the Assigned Interest described in this definition.

“Collateral” has the meaning set forth in Section 1 hereof.

 “Collateral Account” means one or more accounts designated as the “Orleans Collateral Account” established pursuant to Section 11.

“Copyright Office” means the United States Copyright Office or any successor or substitute office in which it is necessary or, in the opinion of Secured Party, necessary to record a Grant in order to create or perfect Liens on, or evidence the interest of Secured Party in, Copyrights, Copyright Registrations and Copyright Rights.

“Copyright Registrations” means all copyright registrations issued to Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations set forth on Schedule 10 annexed hereto, as the same may be amended pursuant hereto from time to time).

“Copyright Rights” means all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements), the right (but not the obligation) to renew and extend Copyright Registrations and any such rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of Grantor or in the name of Secured Party for past, present and future infringements of the Copyrights and any such rights.

“Copyrights” means all items under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including, without limitation, the works set forth on Schedule 10 annexed hereto, as the same may be amended pursuant hereto from time to time).

 “Development Credit Collateral” has the meaning set forth in 1(n).

“Equity Interests” means all shares of stock, partnership interests, interests in joint ventures, limited liability company interests and all other equity interests in a Person, whether such stock or interests are classified as Investment Property or General Intangibles under the UCC.

“Event of Default” means any Event of Default as defined in the Credit Agreement.

“Grant” means a Grant of Trademark Security Interest, substantially in the form of Exhibit I annexed hereto, and a Grant of Patent Security Interest, substantially in the form of Exhibit II annexed hereto, and a Grant of Copyright Security Interest, substantially in the form of Exhibit III annexed hereto.

“Intellectual Property Collateral” means, with respect to each Grantor all right, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all

(a)           Copyrights, Copyright Registrations and Copyright Rights, including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Grantor), authored (as a work for hire for the benefit of Grantor), or acquired by Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world;

(b)          Patents;

(c)           Trademarks, Trademark Registrations, the Trademark Rights and goodwill of Grantor’s business symbolized by the Trademarks and associated therewith;

(d)          all trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information; and

(e)          all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits).

“IP Supplement” means an IP Supplement, substantially in the form of Exhibit V annexed hereto.

“Lender” has the meaning set forth in the Recitals.

“Life Insurance Collateral” has the meaning set forth in 1(m).

“Patents” means all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by each Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by each Grantor in whole or in part (including, without limitation, the patents and patent applications set forth on Schedule 9 annexed hereto), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

“Pledged Debt” means the Indebtedness from time to time owed to any Grantor, including the indebtedness set forth on Schedule 7 annexed hereto and issued by the obligors named therein, the instruments and certificates evidencing such Indebtedness and all interest, cash or other property received, receivable or otherwise distributed in respect of or exchanged therefor.

“Pledged Equity” means all Equity Interests now or hereafter owned by any Grantor, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing, including without limitation, (i) those owned on the date hereof and set forth on Schedule 6 annexed hereto, (ii) the certificates or other instruments representing any of the foregoing and any interest of any Grantor in the entries on the books of any securities intermediary pertaining thereto, and (iii) all distributions, dividends and other property received, receivable or otherwise distributed in respect of or exchanged therefor, provided, however, that Agent acknowledges that certain Pledged Equity may be subject to Section 8924(a) of the Pennsylvania Limited Liability Company Law of 1994, as amended.

“Pledged Subsidiary Debt” means Pledged Debt owed to any Grantor by any obligor that is, or becomes, a direct or indirect subsidiary of such Grantor, of which such Grantor is a direct or indirect subsidiary or that controls, is controlled by or under common control with such Grantor.

“Pledged Subsidiary Equity” means Pledged Equity in a Person that is, or becomes a direct subsidiary of any Grantor.

“Pledge Supplement” means a Pledge Supplement, in substantially the form of Exhibit IV annexed hereto, in respect of the additional Pledged Equity or Pledged Debt pledged pursuant to this Agreement.

“PTO” means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Secured Party, desirable in order to create or perfect Liens on, or evidence the interest of Secured Party in, any Patents, Trademarks, Trademark Registrations or Trademark Rights.

“Refund Collateral” has the meaning set forth in 1(l).

“Secured Obligations” has the meaning set forth in Section 2 hereof.

“Securities Collateral” means the Pledged Equity, the Pledged Debt and any other Investment Property in which any Grantor has an interest.

“Trademark Registrations” means all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications set forth on Schedule 8 annexed hereto).

“Trademark Rights” means all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries.

“Trademarks” means all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by any Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically set forth on Schedule 8 annexed hereto).

“UCC” means the Uniform Commercial Code as it exists on the date of this Agreement, or as it may hereafter be amended, in the Commonwealth of Pennsylvania.

SECTION 30.       Entire Agreement.

This Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Agent, and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, the Grantors and the Secured Party have caused this Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

Parent:
Orleans Homebuilders, Inc., a Delaware corporation

By:	/s/ Lawrence J. Dugan
Lawrence J. Dugan
Vice President

Master Borrower:
Greenwood Financial Inc., a Delaware corporation

By:	/s/ Lawrence J. Dugan
Lawrence J. Dugan
Vice President

Other Borrowers:
OHB Homes, Inc.
Orleans Corporation
Orleans Corporation of New Jersey
Orleans Construction Corp.
Parker & Lancaster Corporation
Parker & Orleans Homebuilders, Inc.
Sharp Road Farms, Inc.
Community Management Services Group, Inc.
OHI Financing, Inc.
Orleans Arizona, Inc.

By:	/s/ Lawrence J. Dugan
Lawrence J. Dugan
Vice President

(Signature Page to DIP Security Agreement)

Masterpiece Homes, LLC
OPCNC, LLC
Orleans at Bordentown, LLC
Orleans at Cooks Bridge, LLC
Orleans at Covington Manor, LLC
Orleans at Crofton Chase, LLC
Orleans at East Greenwich, LLC
Orleans at Elk Township, LLC
Orleans at Evesham, LLC
Orleans at Hamilton, LLC
Orleans at Harrison, LLC
Orleans at Hidden Creek, LLC
Orleans at Jennings Mill, LLC
Orleans at Lambertville, LLC
Orleans at Lyons Gate, LLC
Orleans at Mansfield, LLC
Orleans at Maple Glen, LLC
Orleans at Meadow Glen, LLC
Orleans at Millstone, LLC
Orleans at Millstone River Preserve, LLC
Orleans at Moorestown, LLC
Orleans at Tabernacle, LLC
Orleans at Upper Freehold, LLC
Orleans at Wallkill, LLC
Orleans at Westampton Woods, LLC
Orleans at Woolwich, LLC
Orleans Arizona Realty, LLC
Orleans DK, LLC
Parker Lancaster, Tidewater, L.L.C.
Wheatley Meadows Associates, LLC
OHI PA GP, LLC
RHGP, LLC

By:	/s/ Lawrence J. Dugan
Lawrence J. Dugan
Vice President

(Signature Page to DIP Security Agreement)

Brookshire Estates, L.P. (f/k/a Orleans at Brookshire Estates, L.P.)
Orleans at Falls, LP
Orleans at Limerick, LP
Orleans at Lower Salford, LP
Orleans at Thornbury, L.P.
Orleans at Upper Saucon, L.P.
Orleans at Upper Uwchlan, LP
Orleans at West Bradford, LP
Orleans at West Vincent, LP
Orleans at Windsor Square, LP
Orleans at Wrightstown, LP
Stock Grange, LP
By:	OHI PA GP, LLC, sole General Partner

	By:	/s/ Lawrence J. Dugan
Lawrence J. Dugan
Vice President

Orleans RHIL, LP
Realen Homes, L.P.
By:	RHGP, LLC, sole General Partner
	By:	Orleans Homebuilders, Inc.,
Authorized Member

		By:	/s/ Lawrence J. Dugan
Lawrence J. Dugan
Vice President

(Signature Page to DIP Security Agreement)

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent on behalf of itself and the other Lenders and as
Secured Party

By:	/s/ Nathan R. Rantala
Name:	Nathan R. Rantala
Title:	Director

(Signature Page to DIP Security Agreement)